                        ASSIGNMENT, AMENDMENT AND CONSENT

         THIS ASSIGNMENT, AMENDMENT AND CONSENT AGREEMENT (the "Amendment") is made and entered into effective as of June 1, 2000, by and among BERGER GROWTH FUND, INC., BERGER GROWTH AND INCOME FUND, INC., BERGER INVESTMENT PORTFOLIO TRUST, BERGER INSTITUTIONAL PRODUCTS TRUST, BERGER WORLDWIDE FUNDS TRUST, AND BERGER OMNI INVESTMENT TRUST (collectively the "Berger Funds"), INVESTORS FIDUCIARY TRUST COMPANY ("IFTC"), STATE STREET BANK AND TRUST COMPANY ("State Street") and DST SYSTEMS, INC. ("DST").

         WHEREAS, IFTC has agreed to provide certain services ("Services") to the Berger Funds pursuant to the referenced agreements (collectively, the "Agreements"):

         BERGER GROWTH FUND, INC. F/K/A/ THE ONE HUNDRED FUND, INC.: Agency Agreement dated March 24, 1992, as amended

         BERGER GROWTH AND INCOME FUND, INC. F/K/A BERGER ONE HUNDRED AND ONE FUND, INC.: Agency Agreement dated March 24, 1992, as amended

         BERGER INVESTMENT PORTFOLIO TRUST: Agency Agreement dated December 14, 1993, as amended

         BERGER INSTITUTIONAL PRODUCTS TRUST: Agency Agreement dated December 20, 1995, as amended

         BERGER WORLDWIDE FUNDS TRUST F/K/A BERGER/BIAM WORLDWIDE FUNDS TRUST:
         Agency Agreement dated October 3, 1996, as amended

         BERGER OMNI INVESTMENT TRUST: Agency Agreement dated January 1, 1997, as amended

         WHEREAS, IFTC is a wholly owned subsidiary of State Street as a result of the sale by DST and Kemper Financial Services, Inc. of each of their interests in IFTC to State Street;

         WHEREAS, State Street and IFTC have commenced a reorganization that will ultimately result in the liquidation of IFTC;

         WHEREAS, IFTC has for the duration of the term of the Agreements contractually delegated the performance of the Services to DST pursuant to an agreement between IFTC and DST dated September 1, 1992, as amended;

         WHEREAS, DST and the Berger Funds desire that DST continues to perform the Services under the terms and conditions of the Agreements; and

         WHEREAS, IFTC desires to assign, and DST desires to assume, each Agreement and, the Berger Funds and DST desire to amend and supplement the Agreements upon the following terms and conditions.


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         NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Berger Funds, IFTC, State Street and DST hereby agree that the Agreements are assigned, amended and supplemented as follows:

1. Effective as to all rights, duties, liabilities and obligations arising out of transactions occurring or omitted on or after June 1, 2000, IFTC hereby assigns all of its rights, duties, liabilities and obligations under the Agreements to DST and DST hereby assumes all of such rights, duties, liabilities and obligations. The Berger Funds hereby consent to such assignment and assumption. Notwithstanding the foregoing, effective as to all of IFTC's rights, duties, liabilities and obligations arising out of transactions occurring or omitted before June 1, 2000, IFTC hereby assigns all of its rights, duties, liabilities and obligations under the Agreements to State Street and State Street hereby assumes all of such rights, duties, liabilities and obligations. The Berger Funds hereby consent to such assignment and assumption.

2. This Amendment is intended to modify and amend the Agreements and the terms of this Amendment and the Agreements are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreements are hereby ratified and confirmed and remain in full force and effect.

         THIS AMENDMENT may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.


INVESTORS FIDUCIARY TRUST COMPANY

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------


STATE STREET BANK AND TRUST COMPANY

By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

DST SYSTEMS, INC.


By:
   --------------------------------------
Name:  Kenneth V. Hagar
Title: Vice President, Chief Financial Officer
       And Treasurer

BERGER GROWTH FUND, INC.


By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President


BERGER GROWTH AND INCOME FUND, INC.

By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President


BERGER INVESTMENT PORTFOLIO TRUST

By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President

BERGER INSTITUTIONAL PRODUCTS TRUST

By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President


BERGER WORLDWIDE FUNDS TRUST

By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President


BERGER OMNI INVESTMENT TRUST

By:
   -------------------------------------
Name: Janice M. Teague
Title: Vice President